POTOMAC ELECTRIC POWER COMPANY

701 Ninth Street, N.W., Washington, D.C.

TO

THE BANK OF NEW YORK MELLON

(formerly known as The Bank of New York)

101 Barclay Street, New York, NY

as Trustee

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Supplemental Indenture

Dated as of December 3, 2008

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Supplemental to Mortgage and Deed of Trust

Dated July 1, 1936

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FIRST MORTGAGE BONDS, 7.90% SERIES DUE DECEMBER 15, 2038

POTOMAC ELECTRIC POWER COMPANY

SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 3, 2008

TABLE OF CONTENTS*

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		PAGE
Parties		1
Recitals		1
	PART I

	Description of Bonds of 7.90% Series

Section 1.	General description of Bonds of 7.90% Series	4
Section 2.	Form of face of Bond of the 7.90% Series Form of Trustee’s certificate Text appearing on reverse side of Bond 7.90% Series	5
Section 3.	Denominations of Bonds of 7.90% Series; Global Bond	10
Section 4.	Legend of Depository	11
Section 5.	Legend of transferred Global Bond	11
Section 6.	Transfers of Global Bonds	11
Section 7.	Reliance on certificates by the Company and the Trustee	11
Section 8.	Execution and form of temporary Bonds of 7.90% Series	11

	PART II

	Issue of Bonds

Section 1.	Unlimited Principal Amount	12
Section 2.	Issue of Bonds of 7.90% Series	12
Section 3.	Future Issuances of Bonds of 7.90% Series	13

	PART III

	Redemption and Cancellation of Bonds

Section 1.	Bonds of 7.90% Series redeemable	13
Section 2.	Notice of redemption	13

The Table of Contents is not part of the Supplemental Indenture and should not be considered as such.  It is included herein only for purposes of convenient reference.

  i

Section 3.	Cancellation	13

	PART IV

	Additional Particular Covenants of the Company

Section 1.	Company not to withdraw moneys pursuant to Section 2 of Article VIII in excess of an amount equal to principal amount of issued refundable bonds	13
Section 2.	No property additions made on or prior to December 31, 1946 to be used for any purpose under the Indenture	13

	PART V	14

	Amendment of Indenture to Permit Qualification Under Trust Indenture Act of 1939

	PART VI
	The Trustee	14

	PART VII

	Miscellaneous Provisions	14

	Execution of Supplemental Indenture in counterparts
	Appointment of attorneys-in-fact by parties
	Testimonium
	Execution
	Company’s Acknowledgments
	Trustee’s Acknowledgments

ii

SUPPLEMENTAL INDENTURE, dated as of the  third day of December, two thousand eight (2008), made by and between Potomac Electric Power Company, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the Commonwealth of Virginia (hereinafter sometimes called the “Company”), party of the first part, and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation organized and existing under the laws of the State of New York (hereinafter sometimes called the “Trustee”), as trustee under the Mortgage and Deed of Trust dated July 1, 1936, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered its Mortgage and Deed of Trust, dated July 1, 1936 (hereinafter sometimes referred to as the “Original Indenture”), to The Riggs National Bank of Washington, D.C., as trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series; and

WHEREAS, the Trustee has succeeded The Riggs National Bank of Washington, D.C. as trustee under the Original Indenture pursuant to Article XIII, Section 3 thereof; and

WHEREAS, pursuant to the terms and provisions of the Original Indenture, indentures supplemental thereto dated as of July 1, 1936, December 1, 1939, August 1, 1940, August 1, 1942, January 1, 1948, May 1, 1949, May 1, 1950, March 1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, December 1, 1958, November 16, 1959, December 1, 1960, February 15, 1963, May 15, 1964, April 1, 1966, May 1, 1967, February 15, 1968, March 15, 1969, February 15, 1970, August 15, 1970, September 15, 1972, April 1, 1973, January 2, 1974, August 15, 1974, August 15, 1974, June 15, 1977, July 1, 1979, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995, September 6, 1995, September 7, 1995, October 2, 1997, March 17, 1999, November 17, 2003, March 16, 2004, May 24, 2005, April 1, 2006, November 13, 2007 and March 24, 2008 have been heretofore entered into between the Company and the Trustee to provide, respectively, for the creation of the first through the seventieth series of Bonds thereunder and, in the case of the supplemental indentures dated January 1, 1948, March 1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, September 15, 1972, July 1, 1979, June 17, 1981, November 1, 1985, September 16, 1987, May 1, 1989, May 21, 1991, May 7, 1992, July 1, 1993, October 2, 1997 and one of the supplemental indentures dated August 15, 1974, to convey additional property; and

WHEREAS, $20,000,000 principal amount of Bonds of the 3-1/4% Series due 1966 (the first series), $5,000,000 principal amount of Bonds of the 3-1/4% Series due 1974 (the second series), $10,000,000 principal amount of Bonds of the 3-1/4% Series due 1975 (the third series), $5,000,000 principal amount of Bonds of the 3-1/4% Series due 1977 (the fourth series), $15,000,000 principal amount of Bonds of the 3% Series due 1983 (the fifth series), $10,000,000 principal amount of Bonds of the 2-7/8% Series due 1984 (the sixth series), $30,000,000 principal amount of Bonds of the 2-3/4% Series due 1985 (the seventh series), $15,000,000 principal amount of Bonds of the 3-1/4% Series due 1987 (the eighth series), $10,000,000 principal amount of Bonds of the 3-7/8% Series due 1988 (the ninth series), $10,000,000 principal amount of Bonds of the 3-3/8% Series due 1990 (the tenth series), $10,000,000 principal amount of Bonds of the 3-5/8% Series due 1991 (the eleventh series), $25,000,000 principal amount of Bonds of the 4-5/8% Series due 1993 (the twelfth series), $15,000,000 principal amount of Bonds of the 5-1/4% Series due 1994 (the thirteenth series), $40,000,000 principal amount of Bonds of the 5% Series due 1995 (the fourteenth series), $50,000,000 principal amount of Bonds of the 4-3/8% Series due 1998 (the fifteenth series), $45,000,000 principal amount of Bonds of the 4-1/2% Series due 1999 (the sixteenth series), $15,000,000 principal amount of Bonds of the 5-1/8% Series due 2001 (the seventeenth series), $35,000,000 principal amount of Bonds of the 5-7/8% Series due 2002 (the eighteenth series), $40,000,000 principal amount of Bonds of the 6-5/8% Series due 2003 (the nineteenth series),$45,000,000 principal amount of Bonds of the 7-3/4% Series due 2004 (the twentieth series), $35,000,000 principal amount of Bonds of the 8.85% Series due 2005 (the twenty-first Series), $70,000,000 principal amount of Bonds of the 9-1/2% Series due August 15, 2005 (the twenty-second series), $50,000,000 principal amount of Bonds of the 7-3/4% Series due 2007 (the twenty-third series), $25,000,000 principal amount of Bonds of the 5-5/8% Series due 1997 (the twenty-fourth series), $100,000,000 principal amount of Bonds of the 8-3/8% Series due 2009 (the twenty-fifth series), $50,000,000 principal amount of Bonds of the 10-1/4% Series due 1981 (the twenty-sixth series), $50,000,000 principal amount of Bonds of the 10-3/4% Series due 2004 (the twenty-seventh series), $38,300,000 principal amount of Bonds of the 6-1/8% Series due 2007 (the twenty-eighth series), $15,000,000 principal amount of Bonds of the 6-1/2% Series due 2004 (the twenty-ninth series), $20,000,000 principal amount of Bonds of the 6-1/2% Series due 2007 (the thirtieth series), $7,500,000 principal amount of Bonds of the 6-5/8% Series due 2009 (the thirty-first series), $30,000,000 principal amount of Bonds of the Floating Rate Series due 2010 (the thirty-second series), $50,000,000 principal amount of Bonds of the 14-1/2% Series due 1991 (the thirty-third series), $50,000,000 principal amount of Bonds of the Adjustable Rate Series due 2001 (the thirty-fourth series),$60,000,000 principal amount of Bonds of the 14-1/4% Series due 1992 (the thirty-fifth series), $50,000,000 principal amount of Bonds of the 11-7/8% Series due 1989 (the thirty-sixth series), $37,000,000 principal amount of Bonds of the 8-3/4% Series due 2010 (the thirty-seventh series), $75,000,000 principal amount of Bonds of the 11-1/4% Series due 2015 (the thirty-eighth series), $75,000,000 principal amount of Bonds of the 9-1/4% Series due 2016 (the thirty-ninth series), $75,000,000 principal amount of Bonds of the 8-3/4% Series due 2016 (the fortieth series), $75,000,000 principal amount of Bonds of the 8-1/4% Series due 2017 (the forty-first series), $75,000,000 principal amount of Bonds of the 9% Series due 1990 (the forty-second series), $75,000,000 principal amount of Bonds of the 9-3/4% Series due 2019 (the forty-third series), $75,000,000 principal amount of Bonds of the 8-5/8% Series due 2019 (the forty-fourth series), $100,000,000 principal amount of Bonds of the 9% Series due 2000 (the forty-fifth series), $100,000,000 principal amount of Bonds of the 9% Series due 2021 (the forty-sixth series), $75,000,000 principal amount of Bonds of the 8-1/2% Series due 2027 (the forty-seventh series); $78,000,000 principal amount of Bonds of the 6-1/2% Series due 2008 (the fiftieth series); $40,000,000 principal amount of Bonds of the 7-1/2% Series due 2028 (the fifty-first series); $100,000,000 principal amount of Bonds of the 7-1/4% Series due 2023 (the fifty-second series); $100,000,000 principal amount of Bonds of the 6-7/8% Series due 2023 (the fifty-third series); $50,000,000 principal amount of Bonds of the 5-5/8% Series due 2003 (the fifty-fourth series); $75,000,000 principal amount of Bonds of the 6-7/8% Series due 2024 (the fifty-sixth series); $100,000,000 principal amount of Bonds of the 6-1/2% series due 2005 (the sixtieth series); $75,000,000 principal amount of Bonds of the 7-3/8% Series due 2025 (the sixty-first series); $175,000,000 principal amount of Bonds of the 6-1/4% Series due 2007 (the sixty-second series); and $270,000,000 principal amount of Bonds of the 6% Series due 2004 (the sixty-third series) have been heretofore redeemed and retired and there are now issued and outstanding under the Original Indenture and under the supplemental indentures referred to above: $30,000,000 principal amount of Bonds of the 6% Series due 2022 (the forty-eighth series); $37,000,000 principal amount of Bonds of the 6-3/8% Series due 2023 (the forty-ninth series); $50,000,000 principal amount of Bonds of the 5-7/8% Series due 2008 (the fifty-fifth series); $42,500,000 principal amount of Bonds of the 5-3/8% Series due 2024 (the fifty-seventh series); $38,300,000 principal amount of Bonds of the 5-3/8% Series due 2024 (the fifty-eighth series); $16,000,000 principal amount of Bonds of the 5-3/4% Series due 2010 (the fifty-ninth series); $200,000,000 principal amount of Bonds of the 4.95% Series due 2013 (the sixty-fourth series); $175,000,000 principal amount of Bonds of the 4.65% Series due 2014 (the sixty-fifth series); $100,000,000 principal amount of Bonds of the 5.75% Series due 2034 (the sixty-sixth series); $175,000,000 principal amount of Bonds of the 5.40% Series due 2035 (the sixty-seventh series); $109,500,000 principal amount of Bonds of the Medco Collateral Series due 2022 (the sixty-eighth series); $250,000,000 principal amount of Bonds of the 6.50% Series due 2037 (the sixty-ninth series) and $250,000,000 principal amount of Bonds of the 6.50% Series 2 due 2037 (the seventieth series); and

WHEREAS, for the purpose of conforming the Original Indenture to the standards prescribed by the Trust Indenture Act of 1939 or otherwise modifying certain of the provisions of the Original Indenture, indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995, September 6, 1995, September 7, 1995, October 2, 1997, March 17, 1999, November 17, 2003, March 16, 2004, May 24, 2005, April 1, 2006, November 13, 2007 and March 24, 2008 have been heretofore entered into between the Company and the Trustee, and for the purpose of conveying additional property, indentures supplemental thereto dated July 15, 1942, October 15, 1947, December 31, 1948, December 31, 1949, February 15, 1951, February 16, 1953, March 15, 1954, March 15, 1955, March 15, 1956, April 1, 1957, May 1, 1958, May 1, 1959, May 2, 1960, April 3, 1961, May 1, 1962, May 1, 1963, April 23, 1964, May 3, 1965, June 1, 1966, April 28, 1967, July 3, 1967, May 1, 1968, June 16, 1969, May 15, 1970, September 1, 1971, June 17, 1981, November 1, 1985, September 16, 1987, May 1, 1989, May 21, 1991, May 7, 1992, July 1, 1993 and October 2, 1997 have been heretofore entered into between the Company and the Trustee, and for the purpose of better securing and protecting the Bonds then or thereafter issued and confirming the lien of the Original Indenture, an indenture dated October 15, 1942 supplemental thereto has been heretofore entered into between the Company and the Trustee; the Original Indenture as heretofore amended and supplemented being hereinafter referred to as the “Original Indenture as amended”; and

WHEREAS, the Company is entitled to have authenticated and delivered additional Bonds in substitution for refundable Bonds, upon compliance with the provisions of Section 7 of Article III of the Original Indenture as amended; and

WHEREAS, the Company has determined to issue a seventy-first series of Bonds under the Original Indenture as amended, to be known as First Mortgage Bonds, 7.90% Series due December 15, 2038 hereinafter called “Bonds of 7.90% Series”); and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture as amended and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That Potomac Electric Power Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants, declares and agrees with the Trustee and its successors in the trust under the Original Indenture as amended for the benefit of those who hold the Bonds and coupons, or any of them, issued or to be issued hereunder or under the Original Indenture as amended, as follows:

PART I

DESCRIPTION OF BONDS OF 7.90% SERIES.

SECTION 1.  The Bonds of 7.90% Series shall, subject to the provisions of Section 1 of Article II of the Original Indenture as amended, be designated as “First Mortgage Bonds, 7.90% Series due December 15, 2038” of the Company.  The Bonds of 7.90% Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture as amended, except in so far as the terms and provisions of the Original Indenture as amended are amended or modified by this Supplemental Indenture.

The Bonds of 7.90% Series shall mature December 15, 2038, and shall bear interest from the date of initial issuance at the rate of seven and ninety hundredths percent (7.90%) per annum, payable semiannually, commencing June 15, 2009, on the fifteenth day of June and the fifteenth day of December in each year (each such June 15 and December 15 being hereinafter called an “interest payment date”).  The Bonds of 7.90% Series shall be payable as to principal and interest in lawful money of the United States of America, and shall be payable (as well the interest as the principal thereof) at the agency of the Company in the Borough of Manhattan, The City of New York.

The interest so payable on any interest payment date shall be paid to the persons in whose names the Bonds of 7.90% Series are registered at the close of business on the first calendar day of the month in which the interest payment date occurs; provided, that interest payable on the maturity date shall be paid to the person to whom principal shall be payable; and provided further that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of 7.90% Series are registered on the date of payment of such defaulted interest, or in accordance with the regulations of any securities exchange on which the Bonds of 7.90% Series are listed.  Interest shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

Except as provided hereinafter, every Bond of 7.90% Series shall be dated as of the date of its authentication and delivery, or if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or the date of delivery of the initial Bonds of 7.90% Series, whichever is later.  Notwithstanding Section 6 of Article II of the Original Indenture, any Bond of 7.90% Series authenticated and delivered by the Trustee after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the date next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date or the date of delivery of the initial Bonds of 7.90% Series, whichever is later.

SECTION 2.  The Bonds of 7.90% Series, and the Trustee’s certificate to be endorsed on the Bonds of 7.90% Series, shall be substantially in the following forms, respectively:

[FORM OF FACE OF BOND OF 7.90% SERIES]

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS BOND MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR BONDS REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE.  EVERY BOND AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS BOND SHALL BE A GLOBAL BOND THAT IS SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

POTOMAC ELECTRIC POWER COMPANY

(A District of Columbia and Virginia corporation)

First Mortgage Bond, 7.90% Series Due December 15, 2038

No.	$ CUSIP No. 737679DC1

POTOMAC ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the Commonwealth of Virginia (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Amended Indenture hereinafter referred to), for value received, hereby promises to pay to                     or registered assigns, the sum of
              dollars, on the fifteenth day of December, 2038, in lawful money of the United States of America, and to pay interest thereon in like money from the later of the date of delivery of the initial Bonds of 7.90% Series or the June 15 or December 15 next preceding the date of this Bond, or if the Company shall default in the payment of interest due on such interest payment date, then from the next preceding interest payment date or the date of delivery of the initial Bonds of 7.90% Series, whichever is later, at the rate of seven and ninety hundredths percent (7.90%) per annum, payable semiannually, commencing June 15, 2009, on the fifteenth day of June and December in each year until maturity, or, if the Company shall default in the payment of the principal hereof, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the indenture dated as of December 3, 2008 supplemental to the Amended Indenture, be paid to the person in whose name this Bond is registered at the close of business on the first calendar day of the month in which the interest payment date occurs.  Both principal of, and interest on, this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York.

Reference is made to the further provisions of this Bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Bond shall not be entitled to any benefit under the Amended Indenture (as defined herein) or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon (formerly known as The Bank of New York), the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Potomac Electric Power Company has caused this Bond to be signed in its name by the signature (or a facsimile thereof) of its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by the facsimile signature of its Secretary or an Assistant Secretary.

POTOMAC ELECTRIC POWER COMPANY

By
Vice President

Attest:

Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and the Supplemental Indenture dated as of December 3, 2008.

Dated:	The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee.

By
Authorized Signatory

[TEXT APPEARING ON REVERSE SIDE OF BOND OF 7.90% SERIES]

This Bond is one of a duly authorized issue of Bonds of the Company (hereinafter called the “Bonds”) in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured (except in so far as any purchase or sinking fund or analogous provisions for any particular series of Bonds, established by any indenture supplemental to the Amended Indenture hereinafter mentioned, may afford additional security for such Bonds) by a mortgage and deed of trust, dated July 1, 1936, executed by the Company to The Bank of New York Mellon as successor to The Riggs National Bank of Washington, D.C. (herein called the “Trustee”), as trustee, as amended by indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994, February 11, 1994, March 10, 1995, September 6, 1995, September 7, 1995, October 2, 1997, March 17, 1999, November 17, 2003, March 16, 2004, May 24, 2005, April 1, 2006, November 13, 2007 and March 24, 2008 (said mortgage and deed of trust, as so amended, being herein called the “Amended Indenture”) and all indentures supplemental thereto, to which Amended Indenture and supplemental indentures reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured.  To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 60% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 60% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional, or which reduces the percentage of Bonds the affirmative vote of which is required for the making of such modifications or alterations.

This Bond is one of a series designated as the “First Mortgage Bonds, 7.90% Series due December 15, 2038” (herein called the “Bonds of 7.90% Series”) of the Company, issued under and secured by the Amended Indenture and all indentures supplemental thereto and described in the indenture (herein called the “New Supplemental Indenture”), dated as of December 3, 2008, between the Company and the Trustee, supplemental to the Amended Indenture.

The Bonds of 7.90% Series shall be redeemable at the option of the Company prior to the express date of the maturity hereof, in whole or in part, at any time.  The Company shall give notice of its intent to redeem such Bonds at least 30 days but no more than 60 days prior to the date fixed for such redemption (the “Redemption Date”).  If the Company redeems all or any part of the Bonds of 7.90% Series pursuant to the provisions of this paragraph, it shall pay an amount equal to the greater of

(i)                           100% of the principal amount of the Bonds of 7.90% Series being redeemed, and

(ii)                           the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Bonds of 7.90% Series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued interest on those Bonds to the Redemption Date (calculated assuming a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period).

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Bonds of 7.90% Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of 7.90% Series.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the yield for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

“H.15 (519)” means the weekly statistical release entitled “H.15 (519) Selected Interest Rates” or any successor publication published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

“Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and its successors; provided, however, that the Company may substitute therefor another primary United States Treasury securities dealer in New York City.

“Reference Treasury Dealer Quotations” means, with respect to any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

The Company shall deliver to the Trustee before any Redemption Date for the Bonds of 7.90% Series its calculation of the amount applicable to such redemption.  Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of “Comparable Treasury Price” and “Reference Treasury Dealer Quotations,” the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company’s calculation of any Redemption Price of the Bonds of 7.90% Series.

In lieu of stating the amount applicable to such redemption, notices of redemption of the Bonds of 7.90% Series shall state substantially the following: “The amount applicable to the Bonds to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Bonds, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Bonds being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Bonds) plus 50 basis points, plus (b) accrued interest on the principal amount hereof to the Redemption Date.”

If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to the receipt of such moneys on or before the Redemption Date, and such notice shall be of no effect unless such moneys are received.

In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture.  The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds entitled to vote then outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Amended Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or otherwise in respect hereof or of the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

[END OF FORM]

SECTION 3.  The Bonds of 7.90% Series shall be registered Bonds without coupons in denominations of any multiple of $1,000, numbered consecutively upwards from R-1.  The Bonds of 7.90% Series initially shall be represented by one or more securities in registered, global form (a “Global Bond”).  The Company initially appoints The Depository Trust Company (“DTC”) to act as depositary with respect to the Global Bonds (together with any successor, the “Depositary”).  The Bonds of 7.90% Series initially shall be registered in the name of Cede & Co. as nominee for DTC.

SECTION 4.  So long as the Bonds of 7.90% Series are held by the Depository, such Bonds of 7.90% Series shall bear the following legend, in addition to any other legends required by such Depository:

“THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS BOND MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR BONDS REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE.  EVERY BOND AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS BOND SHALL BE A GLOBAL BOND THAT IS SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”

SECTION 5.  Any Bonds of 7.90% Series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Bond shall also be a Global Bond and shall bear the legend specified in Section 4 of this Part I, except for any bond authenticated and delivered in exchange for, or upon registration of transfer of, a Global Bond pursuant to Section 6 of this Part I.

SECTION 6.  Notwithstanding anything herein to the contrary, a Global Bond shall not be exchangeable for Bonds of 7.90% Series registered in the name of, and no transfer of a Global Bond may be registered to, any person other than the Depositary or its nominee, unless (a) such Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for the Bonds of 7.90% Series or (2) ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and the Company within 90 days after it receives such notice or becomes aware of such ineligibility does not appoint a successor Depositary, (b) the Company executes and delivers to the Trustee a notice that the Bonds of 7.90% Series shall be so exchangeable and the transfer thereof so registerable, or (c) there shall have occurred an event of default as provided in the Mortgage with respect to the Bonds of 7.90% Series evidenced by such Global Bond.  Upon the occurrence in respect of the Bonds of 7.90% Series of any one or more of the conditions specified in clause (a), (b) or (c) of the preceding sentence, the Bonds of 7.90% Series shall be exchanged for bonds registered in the names of, and the transfer of such bond shall be registered to, the beneficial owners of the Bonds of 7.90% Series, or their designees, as the Depositary shall direct.  Bonds of 7.90% Series issued to beneficial owners, or their designees shall be substantially in the form set forth in this 2008 Supplemental Indenture, but shall not include the provision related to the Global Bonds.

SECTION 7.  The Company and the Trustee may rely conclusively upon (a) a certificate of the Depository as to the identity of a participant in the book-entry system; (b) a certificate of any participant as to the identity of any indirect participant and (c) a certificate of any participant or any indirect participant as to the identity of, and the respective principal amount of Bonds of 7.90% Series owned by, beneficial owners.

SECTION 8.  Until Bonds of 7.90% Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds for such series in temporary form, as provided in Section 9 of Article II of the Original Indenture as amended.

PART II.

Issue of Bonds.

SECTION 1.  There is no limit as to the maximum principal amount of Bonds of 7.90% Series that may be authenticated and delivered by the Trustee or which may at any one time be outstanding, except as the Original Indenture as amended limits the principal amount of Bonds which may be issued thereunder.

SECTION 2.  Subsequent to the execution and delivery hereof, Bonds of 7.90% Series in the aggregate principal amount of $250,000,000, being the initial issue of Bonds of 7.90% Series, shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) to or upon the order of the Company evidenced by a writing or writings, signed by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, at such time or times as may be requested by the Company subsequent to the receipt by the Trustee of:

(1)       the certified resolution and the officers’ certificate required by Section 3(a) and Section 3(b) of Article III of the Original Indenture as amended;

(2)       the opinion of counsel required by Section 3(c) of Article III of the Original Indenture as amended;

(3)       cash, if any, in the amount required to be deposited by Section 3(d) of Article III of the Original Indenture as amended, which shall be held and applied by the Trustee as provided in said Section 3(d);

(4)       the officer’s certificate required by Section 7(a) of Article III of the Original Indenture as amended; and

(5)       the certificates and opinions required by Article XVIII of the Original Indenture as amended.

SECTION 3.  Subsequent to the execution and delivery hereof and subject to Section 1 of this Part II, additional Bonds of 7.90% Series in an unlimited principal amount may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company evidenced by a writing or writings, signed by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, at such time or times as may be requested by the Company subsequent to the receipt by the Trustee of such resolutions, certificates and opinions as are required by the terms of the Original Indenture as amended and compliance with all provisions of the Original Indenture as amended applicable to offerings of Bonds of 7.90% Series.

PART III.

Redemption and Cancellation of Bonds.

SECTION 1.  The Bonds of 7.90% Series shall, in accordance with the provisions of Article V of the Original Indenture as amended, be redeemable, at any time or from time to time prior to maturity, at the option of the Company, either as a whole or in part by lot, as set forth in the form of Bond of 7.90% Series contained in Section 2 of Part I hereof.

SECTION 2.  In accordance with the provisions of Article V of the Original Indenture as amended, notice of any redemption shall be sent by the Company through the mails, postage prepaid, at least 30 days and not more than 60 days prior to the date of redemption, to the registered owners of any of the Bonds to be redeemed at their addresses as the same shall appear on the transfer register of the Company.  Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

SECTION 3.  All Bonds delivered to or redeemed by the Trustee pursuant to the provisions of this Part III shall forthwith be cancelled.

PART IV

Additional Particular Covenants of the Company.

The Company hereby covenants, warrants and agrees that so long as any Bonds of 7.90% Series are outstanding:

SECTION 1.  The Company will not withdraw, pursuant to the provisions of Section 2 of Article VIII of the Original Indenture as amended, any moneys held by the Trustee as part of the trust estate in excess of an amount equal to the aggregate principal amount of such of the refundable Bonds as were theretofore issued by the Company; and that upon any such withdrawal by the Company refundable Bonds equal in aggregate principal amount to the amount so withdrawn shall be deemed to have been made the basis of such withdrawal.

SECTION 2.  Property additions purchased, constructed or otherwise acquired on or before December 31, 1946 shall not be made the basis for the authentication and delivery of

Bonds, or the withdrawal of cash, or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Indenture.

PART V.

Amendment of Indenture to Permit Qualification
Under Trust Indenture Act of 1939.

The Company and the Trustee, from time to time and at any time, without any vote or consent of the holders of the Bonds of 7.90% Series, may enter into such indentures supplemental to the Original Indenture as may or shall by them be deemed necessary or desirable to add to or modify or amend any of the provisions of the Original Indenture so as to permit the qualification of the Original Indenture under the Trust Indenture Act of 1939.

Except to the extent specifically provided herein, no provision of this Supplemental Indenture is intended to modify, and the parties hereto do hereby adopt and confirm, the provisions of Section 318(c) of the Trust Indenture Act of 1939 which amend and supersede provisions of the Original Indenture, as supplemented, in effect prior to November 15, 1990.
PART VI.

The Trustee.

The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture as amended set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.  In general, each and every term and condition contained in Article XIII of the Original Indenture as amended shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

PART VII.

Miscellaneous Provisions.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

The Company hereby constitutes and appoints Anthony J. Kamerick, one of its Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said Company.

The Bank of New York Mellon, hereby constitutes and appoints Cheryl L. Clarke, one of its Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said The Bank of New York Mellon.

IN WITNESS WHEREOF, said Potomac Electric Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Bank of New York Mellon (formerly known as The Bank of New York), in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Vice Presidents, all as of the 3rd day of December, two thousand eight.

Potomac Electric Power Company

(Corporate Seal)	By	/s/ A. J. KAMERICK
Anthony J. Kamerick Vice President

Attested:

/s/ ELLEN S. ROGERS
Ellen Sheriff Rogers Secretary

Signed, sealed and delivered by Potomac Electric Power Company in the presence of:

/s/ VICTORIA FRANKLIN

/s/ LESLIE ZIMBERG MARTIN
As Witnesses

The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee

(Corporate Seal)	By	/s/ CHERYL L. CLARKE
Cheryl L. Clarke Vice President

Attested:

/s/ MARY MISELIS
Mary Miselis Vice President

Signed, sealed and delivered by The Bank of New York Mellon in the presence of:

/s/ SHERMA THOMAS
Sherma Thomas Assistant Treasurer

As Witnesses

City of Washington,
District of Columbia,                ss.:

I, Linda Epperly, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Anthony J. Kamerick and Ellen Sheriff Rogers, whose names as Vice President and Secretary, respectively, of Potomac Electric Power Company, a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 3rd day of December, 2008, personally appeared this day before me in my District aforesaid and acknowledged themselves to be, respectively, a Vice President and the Secretary of Potomac Electric Power Company, and that they as such, being authorized so to do, executed the said deed by signing the name of Potomac Electric Power Company by Anthony J. Kamerick, as Vice President, and attested by Ellen Sheriff Rogers, as Secretary, and acknowledged the same before me in my District aforesaid and acknowledged the foregoing instrument to be the act and deed of Potomac Electric Power Company.

Given under my hand and official seal this 3rd day of December, 2008.

(Notarial Seal)	/s/ LINDA J. EPPERLY
Notary Public District of Columbia

My Commission Expires: January 1, 2010

Linda J. Epperly Notary Public District of Columbia My Commission Expires Jan. 1, 2010

City of Washington,
District of Columbia,                ss.:

I, Linda Epperly, a Notary Public in and for the District of Columbia, United States of America, do hereby certify that Anthony J. Kamerick, a Vice President of Potomac Electric Power Company, a corporation, one of the parties to the foregoing instrument bearing date as of the 3rd day of December, 2008, and hereto annexed, this day personally appeared before me in the City of Washington, the said Anthony J. Kamerick being personally well known to me as the person who executed the said instrument as a Vice President of and on behalf of said Potomac Electric Power Company and known to me to be the attorney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said Potomac Electric Power Company, and delivered the same as such. I further certify that the said Anthony J. Kamerick, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Given under my hand and official seal this 3rd day of December, 2008.

(Notarial Seal)	/s/ LINDA J. EPPERLY
Notary Public District of Columbia

My Commission Expires: January 1, 2010

Linda J. Epperly Notary Public District of Columbia My Commission Expires Jan. 1, 2010

City of New York,
State of New York,                 ss.:

I, Carlos R. Luciano, a Notary Public in and for the City of New York, State of New York, do hereby certify that Cheryl L. Clarke and Mary Miselis, whose names as Vice Presidents, of The Bank of New York Mellon, a New York banking corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 3rd day of December, 2008, personally appeared before me this day in the State aforesaid and acknowledged themselves to be, each, a Vice President of The Bank of New York Mellon, and that they as such, being authorized so to do, executed the said deed by signing the name of The Bank of New York Mellon, by Cheryl L. Clarke as Vice President, and attested by Mary Miselis, as Vice President, and acknowledged the same before me in the State aforesaid and acknowledged the foregoing instrument to be the act and deed of The Bank of New York Mellon, as therein set forth.

Given under my hand and official seal this 3rd day of December 2008.

(Notarial Seal)	/s/ CARLOS R. LUCIANO
Notary Public New York, New York

My Commission Expires: ______________

CARLOS R. LUCIANO Notary Public, State of New York No. 41-4765897 Qualified in Queens County Commission Expires April 30, 2010

City of New York,
State of New York,                 ss.:

Cheryl L. Clarke, of full age, being sworn according to law, on her oath deposes and says that she is a Vice President of The Bank of New York Mellon, the Trustee named in the foregoing Supplemental Indenture, dated as of the 3rd day of December, 2008, that she is the agent of said Trustee for the purpose of perfecting such Supplemental Indenture and that the consideration in the Original Indenture referred to therein and in all indentures supplemental to said Original Indenture, including the foregoing Supplemental Indenture, is true and bona fide as therein set forth.

Subscribed and sworn to before me this 3rd day of December, 2008.

(Notarial Seal)	/s/ CARLOS R. LUCIANO
Notary Public New York, New York

My Commission Expires: ______________

CARLOS R. LUCIANO Notary Public, State of New York No. 41-4765897 Qualified in Queens County Commission Expires April 30, 2010

City of New York,
State of New York,                 ss.:

I, Carlos R. Luciano, a Notary Public in and for the City of New York, State of New York, do hereby certify that Cheryl L. Clarke a Vice President of The Bank of New York Mellon, a New York banking corporation, one of the parties to the foregoing instrument bearing date as of the 3rd day of December, 2008, and hereto annexed, this day personally appeared before me in the City of New York, the said Cheryl L. Clarke, being personally well known to me as the person who executed the said instrument as a Vice President of and on behalf of said The Bank of New York Mellon, and known to me to be the attorney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, she acknowledged said instrument to be the act and deed of said The Bank of New York Mellon, and delivered the same as such.  I further certify that the said Cheryl L. Clarke, being by me duly sworn, did depose and say that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.

Given under my hand and official seal this 3rd day of December, 2008.

(Notarial Seal)	/s/ CARLOS R. LUCIANO
Notary Public New York, New York

My Commission Expires: ______________

CARLOS R. LUCIANO Notary Public, State of New York No. 41-4765897 Qualified in Queens County Commission Expires April 30, 2010

CERTIFICATE OF RESIDENCE

The Bank of New York Mellon, Mortgagee and Trustee within named, hereby certifies that its precise address is 101 Barclay Street, New York, NY 10286.

The Bank of New York Mellon, as Trustee

By	/s/ CHERYL L. CLARKE
Name: Cheryl L. Clarke Title: Vice President